Profire Energy Reports Financial Results for Third Quarter 2024
Company Reports Highest Quarterly Revenue in Company History

LINDON, Utah November 6, 2024 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") that provides solutions which enhance the efficiency, safety, and reliability of industrial combustion appliances, today reported financial results for its third quarter ending September 30, 2024.

Third Quarter Summary (comparisons to prior-year quarter)
•Revenue of $17.2 million, compared to $14.9 million
•Gross profit of $8.3 million, compared to $7.5 million
•Gross margin of 48.2%, compared to 50.0%
•Net income of $2.2 million, or $0.04 per diluted share, versus $2.0 million and $0.04
•Generated EBITDA of $3.1 million, versus $2.9 million
•Cash and investments of $16.9 million with no debt

Pending Acquisition and Conference Call Update
On October 29, 2024, Profire Energy announced it agreed to be acquired by CECO Environmental in an all cash transaction for $2.55 a share. The transaction is anticipated to close in Q1 2025.

As a result of the pending transaction, and as is common during the pendency of such transactions, Profire will not hold an earnings conference call in connection with its third quarter financial results.

Third Quarter 2024 Financial Results
Total revenues for the period equaled $17.2 million, compared to $15.2 million in the second quarter of 2024 and $14.9 million in the prior-year quarter. The sequential and year-over-year increase was partially driven by strong activity in our diversification business.

Gross profit was $8.3 million, compared to $7.9 million in the second quarter and $7.5 million in the third quarter of 2023. Gross margin was 48% of revenues, compared to 52% of revenues in the prior quarter and 50% of revenues in the prior-year quarter. The sequential and year-over-year decrease is partially related to inflationary pressures across the business as well as the increase in diversification business, driven by critical energy infrastructure and non-oil and gas projects, which can have lower overall project margins.

Total operating expenses were $5.5 million, compared to $5.3 million in the second quarter of 2024 and $4.9 million in the year-ago quarter. The sequential increase is primarily due to ongoing inflation pressure on our business as well as increased headcount to support strategic growth and increased business activity.

Compared with the same quarter last year, operating expenses for G&A increased 10%, R&D increased 85% and depreciation decreased by 7%. The increase in R&D has been driven by inflation, headcount increases and increased new product development and certification activities.

Net income was $2.2 million, or $0.04 per diluted share, compared to net income of $2.1 million or $0.04 per diluted share in the second quarter of 2024 and $2.0 million or $0.04 per diluted share in the same quarter last year.

About Profire Energy, Inc.
Profire Energy is a technology company providing solutions that enhance the efficiency, safety, and reliability of industrial combustion appliances while mitigating potential environmental impacts related to the operation of these devices. It is primarily focused in the upstream, midstream, and downstream transmission segments of the oil and gas industry. However, in recent years, we have completed many installations of our burner-management solutions in other industries that we believe will be applicable as we expand our addressable market over time. Profire specializes in the engineering and design of burner and combustion management systems and solutions used on a variety of natural and forced draft applications. Its products and services are sold primarily throughout North America. It has an experienced team of sales and service professionals that are strategically positioned across the United States and Canada. Profire has offices in Lindon, Utah; Victoria, Texas; Midland-Odessa, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Acheson, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth and the Company’s expected revenues from diversification opportunities. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:

Profire Energy, Inc.
Ryan Oviatt, Co-CEO & CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
John Beisler, Managing Director
(214) 872-2710

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. We believe this non-GAAP financial measure is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The Following is a tabular presentation of EBITDA, including a reconciliation to net income which the Company believes to be the most directly comparable US GAAP financial measure.

	9/30/2024	9/30/2023
EBITDA Calculation:	3 months	3 months
Net Income	$2,182,637	$2,039,390
add back net income tax expense	$752,400	$611,008
add back net interest expense	$(90,941)	$(69,727)
add back depreciation and amortization	$263,751	$274,208
EBITDA calculated	$3,107,847	$2,854,879

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	September 30, 2024	December 31, 2023
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$7,963,892	$10,767,519
Short-term investments	2,338,259	2,799,539
Accounts receivable, net	16,431,559	14,013,740
Inventories, net (note 3)	17,188,656	14,059,656
Prepaid expenses and other current assets (note 4)	3,379,650	2,832,262
Total Current Assets	47,302,016	44,472,716
LONG-TERM ASSETS
Net deferred tax asset	436,578	496,785
Long-term investments	6,584,919	6,425,582
Lease right-of-use asset (note 6)	369,549	432,907
Property and equipment, net	11,330,713	10,782,372
Intangible assets, net	998,736	1,104,102
Goodwill	2,579,381	2,579,381
Total Long-Term Assets	22,299,876	21,821,129
TOTAL ASSETS	$69,601,892	$66,293,845

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$2,166,969	$2,699,556
Accrued liabilities (note 5)	4,728,919	4,541,820
Current lease liability (note 6)	136,739	130,184
Income taxes payable	542,393	1,723,910
Total Current Liabilities	7,575,020	9,095,470
LONG-TERM LIABILITIES
Net deferred income tax liability	53,318	52,621
Long-term lease liability (note 6)	241,793	307,528
TOTAL LIABILITIES	7,870,131	9,455,619

STOCKHOLDERS' EQUITY (note 7)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 53,687,955 issued and 46,379,557 outstanding at September 30, 2024, and 53,047,231 issued and 46,803,868 outstanding at December 31, 2023	53,690	53,048
Treasury stock, at cost	(10,976,706)	(9,324,272)
Additional paid-in capital	33,675,391	32,751,749
Accumulated other comprehensive loss	(2,902,754)	(2,844,702)
Retained earnings	41,882,140	36,202,403
TOTAL STOCKHOLDERS' EQUITY	61,731,761	56,838,226
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$69,601,892	$66,293,845

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
		(See Note 1)		(See Note 1)
REVENUES (note 8)
Sales of products, net	$16,017,224	$14,085,028	$42,435,024	$41,562,935
Sales of services, net	1,180,729	858,871	3,564,582	2,624,514
Total Revenues	17,197,953	14,943,899	45,999,606	44,187,449

COST OF SALES
Cost of sales - products	7,881,956	6,666,949	20,418,350	19,157,973
Cost of sales - services	1,034,242	799,866	2,683,156	2,304,838
Total Cost of Sales	8,916,198	7,466,815	23,101,506	21,462,811

GROSS PROFIT	8,281,755	7,477,084	22,898,100	22,724,638

OPERATING EXPENSES
General and administrative	5,058,465	4,605,566	14,431,441	12,573,171
Research and development	337,597	182,253	952,666	649,506
Depreciation and amortization	135,541	145,662	435,209	428,644
Total Operating Expenses	5,531,603	4,933,481	15,819,316	13,651,321

INCOME FROM OPERATIONS	2,750,152	2,543,603	7,078,784	9,073,317

OTHER INCOME (EXPENSE)
Gain on sale of property and equipment	84,971	17,350	221,860	251,768
Other expense	8,973	19,718	(11,322)	(26,704)
Interest income	93,299	74,165	248,543	255,865
Interest expense	(2,358)	(4,438)	(7,960)	(6,226)
Total Other Income	184,885	106,795	451,121	474,703

INCOME BEFORE INCOME TAXES	2,935,037	2,650,398	7,529,905	9,548,020

INCOME TAX EXPENSE	(752,400)	(611,008)	(1,850,168)	(2,061,851)

NET INCOME	$2,182,637	$2,039,390	$5,679,737	$7,486,169

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation loss	$139,211	$(301,642)	$(231,674)	$(28,838)
Unrealized gains (losses) on investments	107,924	(71,193)	173,622	(25,322)
Total Other Comprehensive Loss	247,135	(372,835)	(58,052)	(54,160)

COMPREHENSIVE INCOME	$2,429,772	$1,666,555	$5,621,685	$7,432,009

BASIC EARNINGS PER SHARE	$0.05	$0.04	$0.12	$0.16
FULLY DILUTED EARNINGS PER SHARE	$0.04	$0.04	$0.12	$0.15

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	46,809,342	47,521,238	46,937,404	47,364,445
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,739,900	49,504,024	48,867,962	49,314,304
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Nine Months Ended September 30,
	2024	2023
OPERATING ACTIVITIES
Net income	$5,679,737	$7,486,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	802,842	822,204
Gain on sale of property and equipment	(221,860)	(251,768)
Bad debt expense	209,177	420,883
Stock awards issued for services	815,295	878,392
Changes in operating assets and liabilities:
Accounts receivable	(2,353,006)	(2,360,696)
Income taxes receivable/payable	(1,178,904)	464,256
Inventories	(3,167,889)	(3,245,588)
Prepaid expenses and other current assets	(583,976)	(437,023)
Deferred tax asset/liability	61,953	466,398
Accounts payable and accrued liabilities	(286,109)	(1,574,995)
Net Cash Provided by (Used in) Operating Activities	(222,740)	2,668,232

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	316,095	328,350
Sale (purchase) of investments	476,281	(383,520)
Purchase of property and equipment	(1,403,525)	(974,070)
Net Cash Used in Investing Activities	(611,149)	(1,029,240)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(336,833)	(502,307)
Cash received in exercise of stock options	96,476	178,195
Purchase of treasury stock	(1,652,434)	(339,313)
Principal paid toward lease liability	(33,499)	(26,617)
Net Cash Used in Financing Activities	(1,926,290)	(690,042)

Effect of exchange rate changes on cash	(43,448)	5,335

NET CHANGE IN CASH	(2,803,627)	954,285
CASH AT BEGINNING OF PERIOD	10,767,519	7,384,578
CASH AT END OF PERIOD	$7,963,892	$8,338,863

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$7,960	$6,227
Income taxes	$3,107,899	$1,126,750
NON-CASH FINANCING AND INVESTING ACTIVITIES
Common stock issued in settlement of accrued bonuses	$324,415	$378,526
Common stock issued for stock options	$120,860	$—
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.